UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Jones Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JONES ENERGY, INC.

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2018

To the Stockholders of Jones Energy, Inc.:

You are cordially invited to attend the 2018 annual meeting of stockholders of Jones Energy, Inc. This is your notice for the meeting.

TIME AND DATE:	9:30 a.m. Central Time on May 22, 2018
PLACE:	Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746
PROPOSALS:	• To elect two directors to serve as the Class II directors, each for a three‑year term;

•     To approve an amendment to our Amended and Restated Certificate of Incorporation to permit us to effect a reverse stock split of our Class A common stock and Class B common stock of not less than 1-for-5 and not more than 1-for-20, such ratio and the implementation and timing of such reverse stock split to be determined at the discretion of our board of directors;

• To ratify PricewaterhouseCoopers LLP as independent registered public accounting firm of Jones Energy, Inc. for the fiscal year ending December 31, 2018; and
• To transact such other business as may properly come before the annual meeting and any reconvened meeting following any adjournments or postponements of the meeting.
RECORD DATE:

The record date for the annual meeting is March 27, 2018. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement of the meeting.

PROXY VOTING:

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting in person, please submit your proxy or voting instructions over the telephone, the internet or by mail as soon as possible to ensure that your shares are represented at the annual meeting and your vote is properly recorded. Even if you vote by one of these methods, you may still vote in person if you attend the annual meeting. For specific voting information, please see Questions and Answers About the Annual Meeting beginning on page 1 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the internet or telephone procedures described on the proxy card.

By Order of the Board of Directors,

Jonny Jones Founder and Chairman of the Board

Austin, Texas

[   ], 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD MAY 22, 2018

The proxy statement, the form of proxy card and our annual report to stockholders are available at:

http://www.viewproxy.com/jonesenergy/2018

JONES ENERGY, INC.

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

PROXY STATEMENT

2018 Annual Meeting of Stockholders

To Be Held on May 22, 2018

The accompanying proxy, mailed together with this proxy statement, is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Jones Energy, Inc. (the “Board”) for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) or at any reconvened meeting after any adjournments or postponements thereof. This proxy statement and accompanying proxy were first mailed to our stockholders on or about April [   ], 2018. Unless the context requires otherwise, the terms “Jones Energy,” “the Company,” “our,” “we,” “us” and similar terms refer to Jones Energy, Inc., together with its consolidated subsidiaries.

The Annual Meeting will be held on May 22, 2018, at 9:30 a.m. Central Time, at the Jones Energy, Inc. offices, located at 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. You can obtain directions to the Annual Meeting by calling our Investor Relations line at 512.493.4834. Only holders of record of shares at the close of business on March 27, 2018 (the “Record Date”) were entitled to notice of, and are entitled to vote at, the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof, unless such adjournment or postponement is for more than 30 days, in which event we will set a new record date.

You can vote your shares at the meeting or by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Questions		Answers
Q:	What is the purpose of the Annual Meeting?	A:	To vote on the following proposals: • To elect two directors to serve as the Class II directors, each for a three‑year term;

•     To approve an amendment to our Amended and Restated Certificate of Incorporation (our “Restated Charter”) to permit us to effect a reverse stock split of our Class A common stock (“Class A Shares”) and Class B common stock (“Class B Shares,” and together with the Class A Shares, the “Common Stock”) of not less than 1-for-5 and not more than 1-for-20, such ratio and the implementation and timing of such reverse stock split to be determined at the discretion of our board of directors (the “Reverse Stock Split”);

• To ratify PricewaterhouseCoopers LLP as independent registered public accounting firm of Jones Energy, Inc. for the fiscal year ending December 31, 2018; and
• To transact such other business as may properly come before the annual meeting and any reconvened meeting following any adjournments or postponements of the meeting.

Questions		Answers
Q:	How does the Board recommend I vote on these proposals?	A:	The Board recommends a vote: • FOR the election of Mike S. McConnell and Halbert S. Washburn as Class II directors;
• FOR the approval of the Reverse Stock Split; and
• FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Q:	Why did I receive a full set of proxy materials?	A:

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the proxy material on the Internet.

Our Board has made these proxy materials available to you on the Internet on or about April [   ], 2018, at: http://www.viewproxy.com/jonesenergy/2018

Q:	Who is making this solicitation?	A:	This proxy for the Annual Meeting is being solicited on behalf of the Board of Jones Energy, Inc.
Q:	Who is entitled to vote at the meeting?	A:

Stockholders Entitled to Vote: Stockholders who our records show owned shares of our Common Stock (as defined below) as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had 92,030,282 Class A Shares outstanding and 9,627,821 Class B Shares outstanding. All of the outstanding Class B Shares are owned by affiliates of Metalmark Capital Partners (“Metalmark”) and entities directly or indirectly owned or controlled by Jonny Jones, our Founder and Chairman of the Board, and/or his immediate family (the “Jones Family Entities,” and collectively with Metalmark, the “Pre‑IPO Owners”).

Holders of our 8.0% Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) are not entitled to a vote at the Annual Meeting.

Registered Stockholders: If your shares are registered directly in your name with Jones Energy’s transfer agent, you are considered the holder of record with respect to those shares. As the holder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Questions		Answers

Street Name Stockholders: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Street name stockholders wishing to attend the Annual Meeting in person should also bring proof of ownership, such as a brokerage statement, showing their ownership of stock as of the Record Date.

Q:	How can I vote my shares?	A:	Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•     By mail. Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Alliance Advisors LLC, PO Box 2400, Pittsburgh, PA 15230‑9762. Alliance Advisors must receive the proxy card not later than May 21, 2018, the day before the annual meeting, for your mailed proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

•     By telephone. Call 1‑866‑804‑9616, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on May 21, 2018, the day before the annual meeting, for your telephonic proxy to be valid and your vote to count.

•     By internet. Access the secure website registration page through the internet at www.AALvote.com/JONE. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on May 21, 2018, the day before the annual meeting, for your proxy to be validly submitted over the Internet and your vote to count.

Please note that the internet and telephonic voting facilities for registered stockholders will close at 11:59 p.m. Eastern Daylight Time on May 21, 2018.

Questions		Answers

Street Name Stockholders: If you hold your shares through a broker, bank or other nominee, you should receive instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, if you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting. Street name stockholders may generally vote by one of the following methods:

• By mail. You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

•     By methods listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record.

•     In person with a proxy from the record holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	Can I attend the meeting in person?	A:

Yes. You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Q:	If I submit a proxy, how will it be voted?	A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Questions		Answers
Q:	Can I change my vote?	A:

Yes. You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive offices (807 Las Cimas Parkway, Suite 350, Austin, Texas 78746) in writing before the proxy holders vote your shares (written notice must be received by May 21, 2018 prior to our business close at 5:30 pm CST),  (iii) deliver later dated and signed proxy instructions (which must be received by May 21, 2018 prior to our business close at 5:30 pm CST) or (iv) vote again on a later date on the internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 pm May 21, 2018 will be counted).

Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?	A:

You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee is the record holder of your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:	What quorum is required for the Annual Meeting?	A:

The presence, in person or by proxy, of the holders as of the Record Date of a majority of the voting power of the issued and outstanding Common Stock entitled to vote at the meeting is required for the Annual Meeting to proceed. Withheld votes, abstentions and broker non‑votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter) will count as present for purposes of establishing a quorum on the proposals.

Q:	How are votes counted?	A:

The Class A Shares and Class B Shares are voting together as a single class on all matters described in this Proxy Statement for which your proxy is being solicited. Each share of Common Stock entitles its holder to one vote per share on all matters. There is no cumulative voting.

Q:	How many votes are needed to approve each proposal?	A:

Election of Class II Directors: Each Class II director is elected by a plurality of the voting power of the Class A Shares and the Class B Shares, voting together as a single class, present and in person or represented by a proxy and entitled to vote on the election of directors. Abstentions and broker non‑votes will have no effect on the outcome of the vote.

Approval of Reverse Stock Split: The approval of the Reverse Stock Split requires the affirmative vote of the majority of the voting shares outstanding as of the Record Date. An abstention will have the effect of a vote against the proposal. Brokers have discretion to vote on this matter even without specific voting instructions from the beneficial owner of shares.

Questions		Answers

Ratification of Independent Registered Public Accounting Firm:  The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares cast on the matter. Abstentions shall not be considered as votes cast. Brokers have discretion to vote on this matter even without specific voting instructions from the beneficial owner of shares.

Q:	What are broker non‑votes?	A:

Broker non‑votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our “routine” matters—the Reverse Stock Split and the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors. Broker non‑votes do not count for voting purposes, but are considered “present” at the meeting for purposes of determining whether a quorum exists.

Q:	Who will tabulate the votes?	A:	Jones Energy has designated a representative of Alliance Advisors, LLC as the Inspector of Election who will tabulate the votes.
Q:	Who pays for the proxy solicitation process?	A:

Jones Energy will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out‑of‑pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?	A:

Yes. You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws (“Bylaws”), as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2019 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by us no later than December [   ], 2018.

Questions		Answers

If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2019 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our Bylaws no later than February 21, 2019 and no earlier than January 22, 2019. If the date of the 2019 Annual Meeting is more than 30 days before or more than 70 days after May 22, 2019, notice by the stockholder must be received no earlier than the 120th day prior to the new meeting date and no later than the 90th day prior to the scheduled meeting date or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the date on which the notice of such meeting was mailed to stockholders or the date on which public announcement of the date of the 2019 Annual Meeting is first made by Jones Energy. Our Bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. Our Bylaws have been publicly filed with the SEC and can also be found on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Q:	What should I do if I get more than one proxy or voting instruction card?	A:

Stockholders may receive more than one set of voting materials, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all sets of proxy materials you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?	A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of the proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

Questions	Answers

If you are a registered stockholder and wish to receive a separate set of proxy materials, please request the additional copy by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1‑888‑776‑9962 (U.S.) or 1‑718‑921‑8562 (outside the U.S.), or by email at info@amstock.com. If you hold your shares beneficially and wish to receive a separate set of proxy materials, please contact your bank or broker. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. They may also send an email to Investor Relations at ir@jonesenergy.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

PROPOSAL ONE:

ELECTION OF CLASS II DIRECTORS

At the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board has nominated the following individuals for election as Class II directors of the Company to serve for a three year term beginning at the Annual Meeting and expiring in 2021 and until either they are re‑elected or their successors are elected and qualified:

Mr. Mike S. McConnell

Mr. Halbert S. Washburn

Messrs.  McConnell and Washburn are currently serving as directors of the Company. Additional information about the nominees, including biographical information and qualifications, is contained below under the caption “Board of Directors and Corporate Governance—Information about the Directors and Nominees.”

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Messrs. McConnell and Washburn. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MIKE S. MCCONNELL AND HALBERT S. WASHBURN AS CLASS II DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure

Our business and affairs are managed under the direction of the Board. Our Restated Charter provides that our Board consist of between one and eleven directors. Our Board currently consists of seven directors. Pursuant to an Amended and Restated Registration Rights and Stockholders Agreement, dated May 2, 2017 (the “Restated Registration Rights and Stockholders Agreement”), Metalmark and the Jones Family Entities are each entitled to nominate two directors for election to the Board. Metalmark is not currently exercising its right to nominate directors for election to the Board, nor are any representatives of Metalmark currently serving on our Board. Jonny Jones and Mike S. McConnell are currently serving as the nominees of the Jones Family Entities. The Restated Registration Rights and Stockholders Agreement also requires the stockholders party thereto to take all necessary actions, including voting their shares of Common Stock, for the election of these nominees. Please see “Certain Relationships and Related Person Transactions—Restated Registration Rights and Stockholders Agreement.”

Our Board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three‑year term, with termination staggered according to class. Jonny Jones, John Lovoi and Paul Loyd have been assigned to Class I, Mike S. McConnell and Halbert S. Washburn have been assigned to Class II and Alan D. Bell and Scott McCarty have been assigned to Class III. For as long as Metalmark and the Jones Family Entities are entitled to nominate two directors for election to the Board, each of their respective director nominees shall be assigned to a different class.

Recent Board and Committee Changes

Effective February 5, 2018, we expanded the size of our Board from five to seven members and appointed three new directors: Mr. John Lovoi, founder and managing partner of JVL Advisors L.L.C. (“JVL”), one of the Company’s largest shareholders; Mr. Paul B. Loyd Jr., former Chairman and CEO of R&B Falcon Corporation and long-time investor in JVL; and Mr. Scott McCarty, a partner at Q Investments, who joined the board in connection with an agreement entered into between Q Investments and the Company pursuant to which Q Investments has agreed not to nominate a director for the Annual Meeting. In order to accommodate the new directors, Mr. Robb L. Voyles stepped down as a director effective as of February 5, 2018. Messrs. Lovoi and Loyd were designated Class I directors, while Mr. McCarty was designated a Class III director.

In connection with the Board changes, and as further described below, the committees of the Board were modified to consist of the following members:

•	Audit Committee: Alan Bell (Chair), Paul B. Loyd Jr. and Halbert S. Washburn;
•	Compensation Committee: Halbert S. Washburn (Chair), Alan Bell and John V. Lovoi; and
•	Nominating and Corporate Governance Committee: John V. Lovoi (Chair), Scott McCarty and Alan Bell.

Information about the Directors and Nominees

Set forth below is information regarding our directors and the nominees as of April 18, 2018. All of the candidates for election at this meeting are currently serving as our directors.

Name	Age	Position
Class I
Jonny Jones	58	Founder and Chairman of the Board
John Lovoi	57	Director
Paul Loyd	71	Director
Class II
Mike S. McConnell	58	Director
Halbert S. Washburn	58	Director
Class III
Alan D. Bell	72	Lead Independent Director
Scott McCarty	44	Director

Business Experience and Qualifications of Directors

Class I Directors (Current Terms Will Expire at the 2020 Annual Meeting)

Jonny Jones has served as Chairman of our board of directors since 2009 and served as the principal executive officer of the Company from 1988 until April 2018. Prior to founding the Company in 1988, Mr. Jones worked for subsidiaries and affiliates of BP plc as a geologist. Mr. Jones is a third generation explorationist with over 30 years of experience in the oil and gas industry focusing on the U.S. mid‑continent. Mr. Jones is currently Chairman of the US Oil and Gas Association and serves on the executive committee of the Texas Oil and Gas Association. Mr. Jones is also a member of the Board of Directors for ETX Energy, LLC. He received the Ernst & Young Entrepreneur of the Year 2012 Award for Central Texas. He currently serves on the University of Oklahoma, Mewbourne College of Earth and Energy Board of Advisors.  Mr. Jones is a member of the Independent Petroleum Association of America, where he previously served on the Board of Directors. He is also a member of the American Association of Petroleum Geologists. Mr. Jones holds a B.S. in Geology from the University of Oklahoma and an M.A. in Geology from the University of Texas at Austin. Because of his extensive knowledge of the oil and gas industry and our operations developed through his role as our founder, as well as his substantial business, leadership and management experience, we believe that Mr. Jones is a valuable member of our Board.

John Lovoi has served on our board of directors since February 2018.  Mr. Lovoi is the Founder and Managing Partner of JVL. JVL is a Houston based asset manager specializing in upstream oil and gas investments and was founded in 2003. As of December 31, 2017, JVL managed approximately $1.5 billion for several institutional investors and high net worth individuals. Mr. Lovoi has approximately 30 years of experience in oil and gas research, investment banking and investments. Prior to forming JVL in 2003, he was the head of Morgan Stanley’s oil and gas investment banking practice. Prior to this role, he served as the head of Morgan Stanley’s oil and gas equity research practice. Mr. Lovoi currently serves as Chairman of the Board for Dril-Quip, Inc (NYSE DRQ), a leading provider of highly engineered offshore drilling products and services. He also serves as Chairman of the Board for Epsilon Energy (TSX EPS-T), an integrated upstream and midstream company in the Marcellus Shale. Mr. Lovoi is a Director with Roan Resources, a leading upstream oil and gas company in the Anadarko Basin and is also a Director of Helix Energy Solutions (NYSE HLX), a leading global provider of well intervention equipment and services to the global offshore oil and gas industry. We believe that Mr. Lovoi’s many years of investing experience, as well as his in‑depth knowledge of the oil and gas industry generally, and Jones Energy in particular, provide him with the necessary skills to be a member of the Board of Jones Energy.

Paul Loyd has served on our board of directors since February 2018.  Mr. Loyd served as Chairman & CEO of R&B Falcon Corporation, a diversified offshore drilling company. In 2001, R&B Falcon Corporation merged with Transocean Sedco Forex. At that time, Mr. Loyd retired as Chairman and joined the Board of the new company. Prior to his tenure at R&B Falcon Corporation, Mr. Loyd accumulated more than 30 years of experience in the energy and energy services industry. He began his career in 1969 with Reading & Bates Offshore Drilling Company, holding various positions both in the United States and overseas, primarily West Africa, the Middle East and the Far East. He also served with Houston Offshore International, Inc. a domestic offshore drilling company, as Chief Financial Officer, Atwood Oceanics, Inc, an international drilling contractor, as Assistant to the President, Griffin-Alexander, Inc., a domestic drilling contractor, as President, and Chiles-Alexander, Inc., as Chief Executive Officer. Mr. Loyd also founded Carrizo Oil & Gas, Inc. (Nasdaq: CRZO). In addition to the drilling industry, Mr. Loyd served as a consultant to the Central Planning Organization of the Government of Saudi Arabia and assisted in writing the Five Year Plan for 1975 – 1980. Mr. Loyd graduated from Southern Methodist University with a Bachelor of Business Administration in Economics. Cox School of Business honored Mr. Loyd in 2001 with its Distinguished Alumni Award and in 2012 Paul was named an SMU Distinguished Alumni, the highest and most prestigious award the University can bestow upon its alumni. He received his Masters of Business Administration degree from the Harvard Graduate School of Business where he earned honours. We believe that Mr. Loyd’s significant experience, both in the energy industry broadly and in the Company’s specific areas of operation, provides him with the necessary skills to be a valuable member of the Board of Jones Energy.

Class II Directors (Current Terms Will Expire at the 2018 Annual Meeting)

Mike S. McConnell has served as a director since 2009 and served as the President of the Company from 2004 to April 2018. Mr. McConnell has over 30 years of domestic and international energy experience. Prior to joining the company in 2004, he served in senior management positions in a wide variety of areas in the energy business, including as the Chief Executive Officer of the Generation and Production Group for Enron Corp during bankruptcy from 2002 until 2003. He was the Chief Executive Officer of Enron Global Markets, LLC from 2000 until 2001. Prior to these assignments, Mr. McConnell served in the technology area for the company as Vice Chairman and Chief Operating Officer for Enron NetWorks and Chief Executive Officer of Global Technology from 1999 to 2000 and as President of Houston Pipe Line and Louisiana Resources Company from 1997 until 1999. He served as the chairman of the Price Business School Board of Advisors for the University of Oklahoma from 2010 until 2012 and is currently Vice Chairman of the Natural Gas Committee and a Director of the Independent Petroleum Association of America. He has also served on the board of the Oklahoma Independent Petroleum Association since 2016 and the board of Oklahoma Oil and Gas Association since 2017. Mr. McConnell graduated from the University of Oklahoma in 1982 with a B.B.A. in Petroleum Land Management with an emphasis on Law. Because of his wide-ranging experience in the oil and gas industry, including his financial management expertise, we believe Mr. McConnell is a valuable member of our Board.

Halbert S. Washburn has served as a director of the Company since September 2013 and as the Chief Executive Officer of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners, L.P. (“BreitBurn”), since April 2010. On May 15, 2016, while Mr. Washburn was serving as Chief Executive Officer of BreitBurn GP, LLC, BreitBurn filed a petition for protection under Chapter 11 of the United States Bankruptcy Code. As of the date of this Proxy Statement, BreitBurn has yet to emerge from bankruptcy protection. Prior to these positions, he served as Co-Chief Executive Officer and a director of BreitBurn GP, LLC from March 2006 until April 2010 and was the chairman of the board of directors of BreitBurn GP, LLC from July 2008 to April 2010. Mr. Washburn also currently serves as a director of Pacific Coast Energy Holdings LLC, the indirect owner of Pacific Coast Energy Company LP (“PCEC”), the predecessor to BreitBurn, and is the co‑founder and was the Co‑Chief Executive Officer of PCEC’s predecessors from

1988 to 2012. Since December 2005, Mr. Washburn has served as a member of the board of directors and the compensation committee of Rentech, Inc., a publicly traded alternative fuels company. Mr. Washburn also served on the audit committee of Rentech, Inc. from 2005 until 2012. In June 2011, he was appointed Chairman of the Rentech, Inc. board of directors. From July 2011 to April 2015, Mr. Washburn served on the board of directors of Rentech Nitrogen Partners, L.P., a nitrogen fertilizer company formed by Rentech, Inc. as a publicly traded master limited partnership. He has been a member of the California Independent Petroleum Association since 1995 and served as chairman of the executive committee of the board of directors from 2008 to 2010. He has also served as a board member, including chairman of the board of directors, of the Stanford University Petroleum Investments Committee. Mr. Washburn holds a B.S. degree in Petroleum Engineering from Stanford University. Because of his distinguished career as an executive in the oil and gas industry and his more than 25 years of management experience in the industry, the Board has determined that Mr. Washburn’s experience serving on boards of directors of both public and private companies allows him to provide the company with a variety of perspectives on corporate governance and other issues.

Class III Directors (Current Terms Will Expire at the 2019 Annual Meeting)

Alan D. Bell has served as a director of the Company since July 2013 and has been our Lead Independent Director since February 2018.  Mr. Bell is a retired senior audit partner in the energy industry. Prior to his retirement in 2006, Mr. Bell served as the Director of the Southwest Area Energy Practice at Ernst & Young LLP since 1998, after having performed various roles in the firm since joining in 1973. Mr. Bell began his career as a petroleum engineer at Chevron Oil Company from 1969 to 1972. Mr. Bell currently serves as a director and audit committee chair of Approach Resources Inc., an exploration and development company. Mr. Bell is a director of the National Association of Corporate Directors (NACD)—North Texas Chapter. Mr. Bell is a NACD Board Leadership Fellow. Mr. Bell previously served as a director of Dune Energy, Inc. from May 2007 until January 2012, Toreador Resources Corporation from August 2006 until June 2009 and Central Energy GP LLC from November 2013 to December 2015. Mr. Bell also served as the Chief Restructuring Officer of Energy Partners Ltd. from March to September 2009. Mr. Bell was hired by the Board of Directors of Energy Partners to manage daily operations, reduce costs, negotiate a pre‑arranged bankruptcy and manage the company during a complex Chapter 11 process. Mr. Bell is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Society of Petroleum Engineers. Mr. Bell earned a Petroleum Engineering degree from the Colorado School of Mines and MBA from Tulane University. We believe that Mr. Bell’s financial and accounting experience and deep technical knowledge as an engineer make him a valuable member of our Board.

Scott McCarty has served on our board of directors since February 2018.  Mr. McCarty is a partner at Q Investments, where he manages private equity and distressed investment groups. He joined Q Investments in 2002 and, prior to his current role, served as a portfolio manager.  Before joining Q Investments,  Mr. McCarty was a captain in the United States Army.  Since 2013, Mr. McCarty has served as a Director for Q-TZG Leasing Holding Ltd and for Q-TZG Leasing Hong Kong, Ltd. He also serves as a member of the board of directors and the compensation committee for Vantage Drilling Intl. Mr. McCarty also serves as a director for Gulfmark Offshore, Inc and is a member of their compensation committee and nominating and corporate governance committee. Previously, Mr. McCarty served as a Director and Member of the Compensation Committee for Travelport Worldwide from 2013 – 2014, and as a Director for Envirotest Systems Holdings Corp. from 2007 - 2014.  Mr. McCarty graduated with a Bachelors of Science degree from the United States Military Academy at West Point, where he was a Distinguished Cadet and recipient of the General Lee Donne Olvey Award, and earned an Masters of Business Administration from Harvard Business School. We believe that Mr. McCarty’ extensive investing and financial experience and knowledge of our operations provide him with the necessary skills to be a member of our Board.

No family relationship exists among any of the directors, nominees or executive officers. Except as set forth below under “Certain Relationships and Related Party Transactions,” no arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

Meetings of the Board

The Board met seven times during 2017. Jones Energy’s  then-serving directors attended 100 percent of Board and applicable committee meetings during 2017. No director attended less than 75 percent of such meetings. As discussed above, Messrs. Lovoi, McCarty and Loyd joined the Board in February 2018 and are not included in the foregoing calculations.

While the Company has no formal policy regarding director attendance at its annual meeting of stockholders, Jones Energy’s directors are encouraged to attend the Company’s annual meetings. Our board of directors consisted of five members as of the date of the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), and all five of our directors attended the meeting.

The non‑management members of the Board regularly hold executive sessions, and the independent directors hold executive sessions at least annually. The Lead Independent Director, currently Alan Bell, presides over any executive session of the Board in which the members of our management are not present.

Corporate Governance

The Board acts as the ultimate decision‑making body of the Company and advises and oversees management, who are responsible for the day‑to‑day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company’s long‑term strategy and its strategic, competitive and financial performance. The Board has adopted corporate governance guidelines that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines can be found on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Director Independence

The Board has affirmatively determined that Messrs. Lovoi,  Loyd,  Washburn,  Bell and McCarty are independent directors under the applicable rules of the New York Stock Exchange (the “NYSE”), and that Messrs. Loyd,  Washburn and Bell are also independent directors as such term is defined in Rule 10A‑3(b)(1) under the Exchange Act for purposes of their service on the Audit Committee.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board has adopted a written charter for each committee that sets forth the committee’s purpose, composition, authority and responsibilities. Each charter can be found on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Audit Committee

The Audit Committee has the authority to, among other things:

•	approve and retain the independent registered public accounting firm to conduct the annual audit of our books and records and approve the audit fees to be paid;
•	review the independence and performance of the independent registered public accounting firm;

•	review the proposed scope and results of the audit;
•	review and pre‑approve the independent registered public accounting firm’s audit and non‑audit services rendered;
•	review and approve transactions between us and our directors, officers and affiliates;
•	oversee internal audit functions and our compliance with legal and regulatory requirements; and
•	prepare the report of the audit committee that SEC rules require to be included in our annual meeting proxy statement.

Our Audit Committee is currently comprised of Messrs. Loyd, Washburn and Bell.  Mr. Bell serves as chair of the Audit Committee and also qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 401(h)(2) of Regulation S‑K. During 2017, the Audit Committee was comprised of Messrs. Voyles, Bell and Washburn, with Mr. Bell serving as the chair. Our Board has affirmatively determined that Messrs. Loyd, Washburn and Bell meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable SEC and NYSE rules. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Members of the Audit Committee are limited to serving on no more than two other public company audit committees, unless expressly approved by the Board after determining that simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Our Audit Committee met four times in 2017.

Compensation Committee

The primary purposes of our Compensation Committee are to, among other things:

•	review and recommend the compensation arrangements for officers and other employees;
•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and
•	administer our incentive compensation and benefits plans, including our short‑term and long‑term incentive plans.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may deem necessary in an informational or advisory capacity.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the executive officers, evaluates the executive officers’ performance at least annually in light of those goals and objectives, and determines the executive officers’ compensation level based on this evaluation. In determining the long‑term incentive component of the executive officers’ compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at comparable companies, the awards given to the Company’s executive officers in past years and such other factors as the Compensation Committee deems appropriate and in the best interest of the Company.

Our Board annually considers the performance of our Chief Executive Officer. Meetings to determine the compensation of the Chief Executive Officer must be held in executive session. Meetings to determine the compensation of any officer of the Company, other than the Chief Executive Officer, may be attended by the Chief Executive Officer, but the Chief Executive Officer may not vote on these matters.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. In early 2017, Frederic W. Cook & Co., Inc. (“F.W. Cook”) provided the Compensation Committee with objective and expert analyses, independent advice, and information with respect to executive compensation. F.W. Cook did not provide other consulting services to the Compensation Committee. The Compensation Committee concluded that no conflict of interest exists that would prevent F.W. Cook from independently representing the Compensation Committee. Beginning in July 2017, Meridian Compensation Partners, LLC (“Meridian”) took over this role. Meridian did not provide other consulting services to the Compensation Committee. The Compensation Committee concluded that no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee.

Our Compensation Committee is currently comprised of Messrs. Lovoi, Washburn and Bell, with Mr. Washburn serving as the chair. Our Board has affirmatively determined that Messrs. Lovoi, Washburn and Bell meet the definition of an “independent director” for the purposes of serving on the Compensation Committee under applicable NYSE rules. Our Compensation Committee met four times in 2017. During 2017, the Compensation Committee was comprised of Messrs. Bell, Myers and Washburn, with Mr. Myers serving as the chair. Effective May 17, 2017, Mr. Myers resigned from his position on the Board and each committee, including the Compensation Committee. Following Mr. Myers’ resignation, Mr. Voyles was appointed to serve as a member of the Compensation Committee and Mr. Washburn was appointed to serve as the chair.

Nominating and Corporate Governance Committee

The primary purposes of our Nominating Committee are to, among other things:

•	identify, evaluate and recommend qualified nominees for election to the Board;
•	develop, recommend to the Board and oversee a set of corporate governance principles applicable to the Company;
•	oversee the evaluation of the Board and management;
•	review, recommend and oversee non‑employee director compensation; and
•	develop and maintain a management succession plan.

In evaluating the suitability of candidates, the Board and the Nominating Committee take into account many factors. These factors may include, among other things, an individual’s character, business experience, qualifications, attributes and skills such as relevant industry knowledge, specific experience with technology, accounting, finance, leadership, operations, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; diversity of occupational and personal backgrounds on the Board; and the absence of potential conflicts with the Company’s interests.

The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age, and the Nominating Committee’s charter requires that it take into account such diversity in making director recommendations. The Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter and our Corporate Governance Guidelines. The Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite the nominees to join the Board. When evaluating the suitability of an incumbent director for nomination or re‑election, the Board and the Nominating

Committee also consider the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board.

The Nominating Committee is also responsible for setting and evaluating the compensation of the non‑executive members of the Board. For a discussion of director compensation, please see “Director Compensation” below.

Our Nominating Committee is currently comprised of Messrs. Lovoi,  Bell and McCarty, with Mr. Lovoi serving as the chair. Our Board has affirmatively determined that Messrs. Lovoi, Bell and McCarty meet the definition of an “independent director” for the purposes of serving on the Nominating Committee under applicable NYSE rules. Our Nominating Committee met one time in 2017. During 2017, the Nominating Committee was comprised of Messrs. Bell, Voyles and Washburn, with Mr. Voyles serving as the chair.

Compensation Committee Interlocks and Insider Participation

None of our officers or employees will be members of the Compensation Committee. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage. Any waiver of the code for directors or executive officers may be made only by our Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board and will be promptly disclosed (other than technical, administrative or non‑substantive changes). Any amendments to the code, or any waivers of its requirements, for which disclosure is required, will be disclosed on our website.

Director Nominations

Subject to the rights of Metalmark and the Jones Family Entities to nominate directors to the Board, the Board is responsible for selecting candidates to fill vacancies on the Board and for nominating individuals for election as directors by the stockholders, in each case, based on the recommendation of the Nominating Committee. The Nominating Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating Committee, current directors or members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating Committee at Jones Energy, Inc., Attn: Nominating and Corporate Governance Committee, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. Stockholders who want to nominate directors for election at Jones Energy’s next annual meeting of stockholders must follow the procedures described in the Company’s Bylaws, which are available on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Contacting the Board, the Chairman and Other Independent Directors

Stockholders or interested parties wishing to communicate directly with our Board, any individual director, the Chairman of the Board, or any non‑management or independent directors as a group may do so by writing to them care of Jones Energy’s Corporate Secretary at 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. The Corporate Secretary will forward appropriate communications. Any concerns reported related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chair of the Audit Committee as appropriate. For more information on how to contact our Board, please see our Corporate Governance Guidelines located within the Corporate Governance section on the Investor Relations tab of our webpage at www.jonesenergy.com.

Board Leadership and Role in Risk Oversight

Separation of Offices of Chairman of the Board and Chief Executive Officer

Historically, the Nominating Committee believed that Jonny Jones serving as both Chairman of the Board and Chief Executive Officer was the most effective leadership structure for us because it promoted unified leadership and direction for the Company. Recently, it was determined to separate the offices of the Chairman of the Board and Chief Executive Officer in order to permit Jonny Jones to continue to provide his expertise and institutional knowledge to the Board, while appointing a new executive officer with a  fresh perspective and experience turning around businesses through difficult financial circumstances to manage the day-to-day affairs of the Company.

Lead Independent Director

Because the Board does not have an independent Chairman, the Board may designate an independent director as the Lead Independent Director. When a Lead Independent Director has been designated, the Lead Independent Director’s exclusive duties are, among other things:

•	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•	serve as the principal liaison between the independent directors and the Chairman;
•	communicate to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by independent directors in executive session or outside of Board meetings;
•	work with the Chairman to develop and approve Board meeting agendas and schedules and the appropriateness and timeliness of information provided to the Board;
•	periodically meet with independent directors to discuss Board and committee performance, effectiveness and composition; and
•	if appropriate, and in connection with executive management, be available for consultation and direct communication with major shareholders.

In February 2018, the Board, based on a recommendation from the Nominating Committee, designated Mr. Bell as its Lead Independent Director.  This is the first time the Board has designated a Lead Independent Director.  The service of the Lead Independent Director complements Mr. Jones’ role as Chairman by, among other things, providing directors, shareholders and other constituents a direct contact to an independent member of the Board.  When in office, the Lead Independent Director’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Nominating Committee and approval of the Board.

Risk Oversight

The Board provides oversight of our major risk exposures and the steps management has taken to monitor and manage such exposures. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting and the Company’s compliance programs. The Compensation Committee is responsible for reviewing compensation‑related risks. The Nominating Committee is responsible for oversight of the Company’s corporate governance programs, including the code of ethics and business conduct. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

EXECUTIVE OFFICERS

The executive officers of the Company and their ages and titles as of April 18, 2018 are set forth below.

Name	Age	Position
Jeff Tanner	55	Chief Operating Officer and Interim Chief Executive Officer
Robert J. Brooks	55	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Each officer shall hold office until such officer’s successor is elected or appointed or until his earlier death, resignation or removal. Set forth below is a description of the backgrounds and business experience of the executive officers of the Company.

Jeff Tanner joined the Company in 2014 and serves as our Chief Operating Officer and Interim Chief Executive Officer. From 2014 until April 2018, Mr. Tanner was the Company’s Executive Vice President—Geosciences and Business Development. Mr. Tanner has approximately 30 years of diverse technical and managerial experience in the oil and gas industry. Prior to joining Jones Energy, Mr. Tanner was Vice President, Exploration for Southwestern Energy. During his career, Mr. Tanner has held a variety of management and technical positions for Laredo Petroleum, Cabot Oil and Gas, and Noble Energy. He began his career with Royal Dutch Shell plc in Houston. Mr. Tanner is a member of the American Association of Petroleum Geologists and the Houston Geological Society. He holds a B.S. in Geology from Texas A&M and an M.S. in Geology from the University of Houston.

Robert J. Brooks joined the Company as our Executive Vice President, Chief Financial Officer, Secretary and Treasurer in 2013. He has over 25 years of corporate finance experience in the oil and gas industry. Mr. Brooks’ prior experience includes investment banking leadership of M&A advisory and capital markets transactions and private equity investments, primarily in the upstream energy sector. Most recently, Mr. Brooks led the energy investment banking efforts at Whiteface Capital LLC from 2012 until 2013 and Focus Capital Group, Inc. from 2010 until 2012. From 2004 until 2010, Mr. Brooks served as the Senior Managing Director and Head of Macquarie Capital’s U.S. Natural Resources investment banking practice, which he founded in 2004. Mr. Brooks also served as President and Board Member of Macquarie Longview Holdings, an E&P company owned and controlled by Macquarie. Prior to Macquarie, Mr. Brooks was a Principal in the Energy Group at Banc of America Securities, and began his investment banking career in the Energy Investment Banking Group at Salomon Brothers. Mr. Brooks holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology, or MIT, an M.S. in Mechanical Engineering from Stanford University, and an M.S. in Management from the Sloan School of Management at MIT.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have reduced disclosure obligations regarding executive compensation compared to companies that are not emerging growth companies, and we are exempt from the requirement of holding advisory “say‑on‑pay” votes on executive compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of (1) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (2) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (“IPO”); (3) the date on which we have, during the previous three‑year period, issued more than $1 billion in non‑convertible debt; and (4) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. Absent any other factors, we will cease to be an emerging growth company on January 1, 2019.

Compensation of Named Executive Officers

The following discussion of compensation arrangements of our named executive officers for 2017 (as set forth in the Summary Compensation Table and defined below) should be read together with the compensation tables and related disclosures set forth below.

2017 Summary Compensation Table

The following tables provide information about the compensation of our named executive officers. In accordance with SEC rules, our named executive officers are the individual who served as our Chief Executive Officer during the entirety of fiscal year 2017 and our two other most highly compensated executive officers who were serving at December 31, 2017.

Name and Principal Position during 2017	Year	Salary ($)	Non‑Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jonny Jones	2017	$515,000	$500,000	$1,499,999	$87,356	$2,602,355
Chief Executive Officer and Chairman	2016	$500,000	$526,000	$1,333,334	$126,099	$2,485,433
Mike S. McConnell	2017	$391,400	$323,000	$749,551	$54,837	$1,518,788
President and Director	2016	$380,000	$339,796	$666,266	$42,780	$1,428,842
Robert J. Brooks	2017	$344,500	$315,900	$1,077,250	$16,200	$1,753,850
Executive Vice President and Chief Financial Officer	2016	$325,000	$341,901	$511,334	$15,900	$1,194,135

(1)

The amounts reported in this column reflect the amount paid to each executive with respect to performance in 2017 and 2016 under the Amended and Restated Jones Energy, Inc. 2013 Short‑Term Incentive Plan.

(2)

The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock units and performance share units awarded under the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan. The value of performance share units is the value at the grant date based upon the projected outcome of the applicable performance conditions.

(3)

The amounts in this column include the following: matching contributions under our 409A savings plan for Messrs. Jones, McConnell, and Brooks; country club association dues for Messrs. Jones and McConnell; payments associated with leasing and the auto insurance policy on the company vehicle for Mr. Jones; and the car allowance provided for McConnell’s vehicle. In 2017, country club association dues paid by the Company totaled $26,054 for Mr. Jones and $13,641 for Mr. McConnell.

Additionally, the 2017 and 2016 amounts for Mr. Jones includes the value of Monarch Natural Gas Holdings, LLC units (“Monarch Units”) that correspond to nominal units representing Monarch Units (“Phantom Units”) forfeited by departing employees. Upon forfeiture the units vested to Mr. Jones pursuant to the Monarch Equity Plan and were valued at $36.63 and $29.93 per unit based upon an analysis of peer company equity values for Monarch Units vested in 2017 and 2016, respectively.

The employment of Messrs. Jones and McConnell with the Company was terminated on April 17, 2018. Mr. Brooks does not have a contractual right to employment by us and may be terminated with or without cause at any time. Messrs. Jones, McConnell, and Brooks entered into agreements with us containing confidentiality, non‑competition, non‑solicitation and non‑disparagement obligations with respect to us that survive beyond their employment with us.

Outstanding Equity Awards at 2017 Fiscal Year‑End

The following table reflects all unvested outstanding equity awards of our named executive officers as of December 31, 2017.

20
		STOCK AWARDS
Name	Grant Date	Number of Units or Shares of Stock That Have Not Vested (#)		Market Value of Units or Shares of Stock That Have Not Vested(4)(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Payout Value of Unearned Shares That Have Not Vested(5) ($)
Jonny Jones	4/29/2015	43,529	(1)	$47,882
	5/27/2016	145,761	(1)	$160,337
	5/27/2016				218,638	(4)	$240,502
	4/15/2017	415,737	(1)	$457,311
	4/15/2017				207,870	(4)	$228,657

Mike S. McConnell	4/22/2013	30,313	(2)	$33,344
	4/29/2015	21,751	(1)	$23,926
	5/27/2016	72,838	(1)	$80,122
	5/27/2016				109,255	(4)	$120,181
	4/15/2017	207,744	(1)	$228,518
	4/15/2017				103,873	(4)	$114,260

Robert J. Brooks	6/13/2014	5,675	(3)	$6,243
	4/29/2015	16,696	(1)	$18,366
	5/27/2016	55,900	(1)	$61,490
	5/27/2016				83,849	(4)	$92,234
	4/15/2017	159,437	(1)	$175,381
	4/15/2017	208,700	(3)	$229,570
	4/15/2017				79,719	(4)	$87,691

(1)

Represents unvested restricted stock unit awards. Each restricted stock unit represents the contingent right to receive one Class A Share upon vesting of the unit. Shares vest in three equal installments annually on April 1st. Although not reflected in the table above, which reflects unvested equity awards as of December 31, 2017, outstanding unvested restricted stock unit awards were proportionately adjusted in connection with the Company’s February 15, 2018 dividend on the Company’s 8.0% Series A Perpetual Convertible Preferred Stock paid in Class A Shares, increasing by 0.019796 restricted stock units for each outstanding unvested restricted stock unit on the date of the dividend.

(2)

Represents unvested indirectly owned units representing membership interests in JEH LLC (“JEH LLC Units”) and Class B Shares that together, after vesting, are exchangeable on a one‑for‑one basis for Class A Shares pursuant to the terms of the Exchange Agreement. The unvested indirectly owned JEH LLC Units and Class B Shares vest in five equal installments on each anniversary of the date such JEH LLC Units were granted.

(3)

Represents unvested restricted stock unit awards. Each restricted stock unit represents the contingent right to receive one Class A Share upon vesting of the unit. Mr. Brooks’ restricted stock units granted June 13, 2014 vest in four equal installments annually on June 13th and Mr. Brooks’ restricted stock units granted April 15, 2017 vest in five equal installments annually on April 1st.

(4)

Represents unvested performance share unit awards based on achieving a target threshold of 100% vesting. Each vested performance share unit is exchangeable for one Class A Share. Upon completion of the three‑year performance period ending December 31st of the second year following the year of the grant date, each officer will vest in a number of performance share units. The number of performance share units in which each officer vests will range from 0% to 200% based on the Company’s total shareholder return relative to an industry peer group over the three‑year performance period. Although not reflected in the table above, which reflects unvested equity awards as of December 31, 2017, outstanding unvested performance share unit awards were proportionately adjusted in connection with the Company’s February 15, 2018 dividend on the Company’s 8.0% Series A Perpetual Convertible Preferred Stock paid in Class A Shares, increasing by 0.019796 performance share units for each outstanding unvested performance share unit on the date of the dividend.

(5)

Reflects the payout values at December 31, 2017 of the unvested awards in the previous column. The payout value is determined by multiplying the number of unvested awards by $1.10, the closing price of a Class A Share on December 29, 2017.

Not included in the table above are performance share units granted on April 29, 2015 that, as of December 31, 2017, were vested and waiting on the Compensation Committee to certify the Company’s total shareholder return calculation. On February 7, 2018, the Compensation Committee certified the vesting of such performance share units at 58.3% of target as a result of the Company’s performance against the pre-selected metrics.

Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan

Our Board adopted, and our shareholders approved at the 2016 Annual Meeting, the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan (the “LTIP”), effective on May 4, 2016. Our LTIP is designed to attract and retain employees, consultants and non‑employee directors and to encourage the sense of proprietorship of such individual and to stimulate the active interest of such persons in the development of our success. To accomplish this goal, equity, equity‑based and cash awards may be made under the LTIP to employees and consultants of the Company and our affiliates and to our directors.

The LTIP is administered by our Compensation Committee. As of December 31, 2017, there were 3,065,486 Class A Shares available for issuance under the LTIP, all of which may be issued to our employees and directors. The LTIP provides for the issuance of stock options (incentive stock options and nonstatutory stock options), restricted stock, performance awards, restricted stock units, bonus stock awards, stock appreciation rights, dividend equivalents, and cash awards. With respect to equity awards made under the LTIP, no employee may be granted during a single calendar year (i) stock options or stock appreciation rights that are exercisable for more than 1,000,000 shares of our common stock; (ii) performance‑based awards settled in our Class A Shares or other stock awards covering or relating to more than 1,000,000 shares of our Class A Shares or (iii) cash awards or performance‑based awards settled solely in cash having a grant date value in excess of $5,000,000. No non‑employee director may be granted during a single calendar year awards having a value determined on the grant date in excess of $500,000.

Amended and Restated Jones Energy, Inc. 2013 Short‑Term Incentive Plan

Our Board adopted, and our shareholders approved at the 2016 Annual Meeting, the Amended and Restated Jones Energy, Inc. 2013 Short Term Incentive Plan (“STIP”), effective on May 4, 2016. Annual cash bonus awards may be made to our employees under the STIP that are based on the achievement of certain business objectives and other criteria established by the Compensation Committee, which is the administrator of the STIP.

Under the STIP, with respect to awards based on the achievement of business objectives, our Compensation Committee establishes objective goals generally no later than 90 days after the commencement of service to which the performance goals relate and prior to the completion of 25% of the performance period, and in any event, while the outcome is substantially uncertain. A performance goal may be based on one or more business criteria that apply to the individual, one or more of our business units, or the company as a whole. Performance goals are based on one or more of the financial or operational factors, as applied to the company or a business unit, as applicable, set forth in the STIP. Prior to the payment of any compensation based on the achievement of the performance goals, the Compensation Committee must certify in writing that applicable performance goals were, in fact, satisfied. The Compensation Committee, in its sole discretion, may decrease the amount payable pursuant to an STIP award, but the Compensation Committee does not have discretion to increase the amount payable to a participant who is a “covered employee” as defined under Code Section 162(m) in a manner inconsistent with the requirements for qualified performance‑based compensation under Code Section 162(m). No participant may be granted performance awards that would result in the payment of more than $5,000,000 per plan year.

Monarch Equity Plan

Prior to our IPO, the Board adopted the Monarch Equity Plan to provide for grants of Phantom Units for the benefit of certain officers who performed services for us. As of December 31, 2017, we had granted all 26,192 Phantom Units available for grant under the Monarch Equity Plan, including certain grants of the Phantom Units to our directors and/or executive officers in 2013 as follows: 11,723 Phantom Units were granted to Mike S. McConnell and 1,072 Phantom Units were granted to Robert J. Brooks.

The Phantom Units will vest 20% per year on each of the first, second, third, fourth and fifth anniversary of the grant date, provided that the participant remains in continuous employment with the company through each applicable vesting date. Within 30 days of a vesting date, a participant will receive an assignment of the number of Monarch Units corresponding to the Phantom Units vesting on such date. If a participant’s employment with us terminates for any reason, (i) all unvested Phantom Units will be immediately forfeited by the participant, and the Monarch Units underlying such forfeited Phantom Units will be assigned to Jonny Jones within 30 days following the forfeiture date and (ii) Jonny Jones shall have a call option to purchase any or all of the Monarch Units issued to such participant in respect of vested Phantom Units at the fair market value determined by the Board for Monarch Units as of the most recent valuation date coincident with or immediately preceding the date such call option is exercised.

On March 31, 2016, pursuant to the terms of the Monarch Equity Plan, Jonny Jones received a distribution of Monarch Units having a value of approximately $66,635 in connection with the forfeiture of Phantom Units issued under the Monarch Equity Plan by departing employees.

On July 5, 2017, pursuant to the terms of the Monarch Equity Plan, Jonny Jones received a distribution of Monarch Units having a value of approximately $27,177 in connection with the forfeiture of Phantom Units issued under the Monarch Equity Plan by departing employees.

Deferred Compensation Plan

On October 17, 2013, our Compensation Committee adopted the Jones Energy, LLC Executive Deferral Plan (the “Deferred Compensation Plan”), under which key management or highly compensated employees that are selected by the Compensation Committee may defer receipt of their compensation, including up to 50% of their base salaries and up to 100% of their bonuses, effective as of October 1, 2013. The current eligible employees are Robert J. Brooks and Jeff Tanner.

To participate, eligible employees must make irrevocable deferral elections no later than December 31st (or such earlier date selected by the Compensation Committee) of the year preceding the year during which the election applies. A participant’s compensation deferred under the Deferred Compensation Plan is evidenced in a notional or bookkeeping account established and maintained by the Company. Participant contributions are fully vested at all times and credited with income, expense, gains and losses in accordance with the deemed investment of the participant’s account in the investment funds offered under our 401(k) plan, as elected by the participant. These investment funds are for measurement purposes only, and a participant’s election of any such investment fund is hypothetical and is not an actual investment of his or her Deferred Compensation Plan account in any such investment funds. The Deferred Compensation Plan is an “unfunded” plan for state and federal tax purposes, and participants have the rights of unsecured creditors of the Company with regard to their Deferred Compensation Plan accounts. The Company has established a “rabbi trust” and makes contributions to that trust from time to time that may be used to make payments under the Deferred Compensation Plan. All assets in the rabbi trust remain the property of the Company and subject to the claims of the Company’s creditors; the participants have no rights to the trust funds other than as an unsecured creditor of the Company.

The account balance of a participant will be distributed to the participant in a single lump‑sum payment upon the earlier of the 30th day following the date of (i) the participant’s termination of employment for any reason or (ii) the participant’s death or disability (as defined in the Deferred Compensation Plan). Distributions will be made in cash unless the Committee determines other property should be distributed. The foregoing notwithstanding, if a participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, unless the distribution is due to the participant’s death or disability, the participant’s payment will be delayed for 6 months following the participant’s termination date.

Potential Payments Upon Termination or Change in Control

The LTIP provides in the event of death, disability, retirement or change in control (as defined in the LTIP), the Compensation Committee may, in its discretion, accelerate the vesting or exercisability of an award (which acceleration has been provided for in the applicable award agreements for all of our named executive officers), eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the LTIP or an award or otherwise amend or modify an award in any manner that is, in either case, (1) not materially adverse to the participant, (2) consented to by the participant or (3) as otherwise authorized under the LTIP; provided that the term of an option or SAR may not be extended to greater than 10 years from its original grant date.

DIRECTOR COMPENSATION

We believe that attracting and retaining qualified non‑employee directors is critical to our future value growth and governance. Our non‑employee directors receive:

•	an annual cash retainer fee of $75,500; and
•

a committee chairperson fee of $20,000 for the chairman of the Audit Committee, and $15,000 for the chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee; and

•

an annual equity award for each non‑employee director equal to a number of shares of restricted stock having a value of approximately $135,000 on the date of grant, based on the average closing price of a Class A Share of the Company on the New York Stock Exchange for the ten days preceding the annual meeting of stockholders.

Directors who are also our employees do not receive any additional compensation for their service on our Board. Each director is reimbursed for travel and miscellaneous expenses to attend meetings and activities of our Board or its committees.

2017 Director Compensation Table

The following table sets forth certain information with respect to our non‑employee director compensation during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Share Awards ($)(2)		Total ($)
Howard I. Hoffen(3)	$30,000	$	―	$30,000
Gregory D. Myers(3)	$33,000	$	―	$33,000
Alan D. Bell	$110,750		$135,000	$245,750
Halbert S. Washburn	$89,750		$135,000	$224,750
Robb L. Voyles	$102,750		$135,000	$237,750

(1)

Includes cash retainer, committee meeting fees and committee chair fees. From January 1, 2017 through May 18, 2017, the directors received cash payments of $1,000 for each committee meeting attended. The Nominating and Corporate Governance Committee modified the director compensation structure on May 18, 2017 to remove such committee meeting fees.

(2)

Reflects the grant date fair value of the 60,000 shares of restricted Class A Shares awarded to each director on May 18, 2017 under the LTIP, which were subsequently increased by 0.021931 and 0.018867 shares for each unvested share of restricted stock as a result of preferred stock dividends paid in Class A Shares on August 15, 2017 and November 15, 2017, respectively, in accordance with the terms of the original awards. As of December 31, 2017, there were 62,473 shares of restricted Class A Shares held in the name of each director. The restricted Class A Shares vest on May 18, 2018.

(3)	Messrs. Hoffen and Myers resigned from the Board on May 17, 2017.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Company has determined that all current Audit Committee members are (1) independent, as defined in Section 10A of the Exchange Act, (2) independent under the standards set forth by the NYSE and (3) financially literate. In addition, Mr. Bell qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially approved by the Board on July 10, 2013, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16, The Auditor’s Communication With Those Charged With Governance.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2017 filed with the SEC.

Audit Committee of the Board Mr. Alan D. Bell, Chairman Mr. Halbert S. Washburn, Member Mr. Paul Loyd, Member

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

IPO Related Agreements

In connection with our IPO on July 29, 2013, we entered into various agreements governing the relationship among us, the Pre‑IPO Owners, our executive officers and certain of our directors. The following is a description of the material terms of these agreements, which description is qualified in its entirety by reference to the full text of the agreements which are filed with the SEC as exhibits to our periodic reports.

Registration Rights and Stockholders Agreement

In connection with the closing of the IPO, the Company entered into a Registration Rights and Stockholders Agreement with Metalmark and the Jones Family Entities. On May 4, 2017, the Company entered into the Restated Registration Rights and Stockholders Agreement to, among other things, add JVL as a party and to grant JVL certain registration rights. The Restated Registration Rights and Stockholders Agreement grants each of Metalmark and the Jones Family Entities the right to nominate two members of the Board so long as Metalmark or the Jones Family Entities, as applicable, holds not less than 50% of the Common Stock that they held immediately following the IPO and the right to nominate one member of the Board so long as they hold not less than 20% of the Common Stock that they held immediately following the IPO. The Restated Registration Rights and Stockholders Agreement also requires Metalmark and the Jones Family Entities to take all necessary actions, including voting their shares of Common Stock, for the election of these nominees.

In addition, the Restated Registration Rights and Stockholders Agreement contains provisions with respect to demand registration rights and piggy‑back registration rights. Pursuant to the Restated Registration Rights and Stockholders Agreement, Metalmark and the Jones Family Entities have the right to require the Company, by written notice, to register the sale of any number of their shares of Common Stock and will each have the right to cause up to three such required or “demand” registrations, with JVL having one such right. The Company is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is equal to or less than $50,000,000 ($25,000,000 where the registration is on a Form S‑3). Furthermore, if, at any time, the Company proposes to register an offering of Class A Shares (subject to certain exceptions) for the Company’s own account, then it must give prompt notice to Metalmark, JVL and the Jones Family Entities to allow them to include a specified number of their shares in that registration statement. These registration rights are subject to certain conditions and limitations.

Metalmark has exercised one of its demand registrations, and neither JVL nor the Jones Family Entities have otherwise exercised any of their demand registrations.

Exchange Agreement

In connection with the closing of the IPO, the Company entered into the Exchange Agreement with JEH LLC and the Pre‑IPO Owners. Pursuant to the Exchange Agreement, the Pre‑IPO Owners and their permitted transferees have the right, subject to the terms of the Exchange Agreement, to exchange their JEH LLC Units (together with a corresponding number of Class B Shares) for Class A Shares on a one‑for‑one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions.

Tax Receivable Agreement

As described in “Exchange Agreement” above, the Pre‑IPO Owners (and their permitted transferees) may exchange their JEH LLC Units (together with a corresponding number of Class B Shares) for Class A Shares (on a one‑for‑one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions). JEH LLC has made an election under Section 754 of the Internal Revenue Code, pursuant to which each future exchange of JEH LLC Units for Class A Shares (as well as any purchase by us of

JEH LLC Units for cash) is expected to result in an adjustment to the tax basis of the tangible and intangible assets of JEH LLC, and these adjustments will be allocated to us. The anticipated basis adjustments are expected to increase (for tax purposes) our depreciation, depletion and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that we would otherwise be required to pay in the future.

In connection with the closing of the IPO, we entered into the Tax Receivable Agreement with JEH LLC and the Class B shareholders. This agreement generally provides for the payment by us of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (or are deemed to realize in certain circumstances) as a result of (i) the tax basis increases resulting from the Class B shareholders’ exchange of JEH Units for Class A Shares (or resulting from a sale of JEH LLC Units to us for cash) and (ii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the Tax Receivable Agreement. In addition, payments we make under the Tax Receivable Agreement will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return.

The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of JEH LLC. For purposes of the Tax Receivable Agreement, cash savings in tax generally are calculated by comparing our actual tax liability to the amount we would have been required to pay had we not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement, we breach any of our material obligations under the Tax Receivable Agreement (including as a result of our failure to make any payment when due, subject to certain exceptions where we do not have sufficient available cash to make such payment) or certain mergers or other changes of control occur. In any such case, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the Tax Receivable Agreement, which calculation of anticipated future tax benefits will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of the exchanges of JEH LLC Units, the price of Class A Shares at the time of each exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest or depletable, depreciable or amortizable basis. We expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial.

As of December 31, 2017, the Company had recorded a Tax Receivable Agreement liability of $61.2 million for the estimated payments that will be made to Class B  shareholders who have exchanged JEH LLC Units (and corresponding Class B Shares), after adjusting for the Tax Receivable Agreement liability reduction, along with corresponding deferred tax assets, net of valuation allowance, of $72.3 million as a result of the increase in tax basis generated arising from such exchanges. As of December 31, 2017, the Company had an estimated gross Tax Receivable Agreement liability to Metalmark of $53.0 million, to the Jones Family of $10.7 million, to Mr. McConnell of $1.9 million, and to Mr. Brooks of $0.2 million as a result of exchanges of Class B Shares and JEH LLC Units made to date.

The Company made a payment of $1.6 million of the TRA liability with respect to cash savings that the Company realized on its 2016 tax return as a result of tax attributes arising from prior exchanges in the first quarter of 2018. Of this $1.6 million payment, $1.5 million was paid to Metalmark and $0.1 million was paid to Mr. McConnell. The Company does not anticipate it will realize cash savings on its 2017 tax return as a result of tax attributes arising from prior exchanges, and therefore does not anticipate a payment under the TRA for the 2017 tax year.

Future payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having a continued ownership interest in either JEH LLC or us.

Transactions with Our Executive Officers, Directors and 5% Stockholders

Monarch Natural Gas Holdings, LLC Natural Gas Sale and Purchase Agreement

On May 7, 2013, the Company entered into a natural gas sale and purchase agreement with Monarch Natural Gas, LLC (“Monarch”), under which Monarch has the first right to gather the natural gas the Company produces from dedicated properties, process the NGLs from this natural gas production and market the processed natural gas and extracted NGLs. Under the Monarch agreement, the Company is paid a specified percentage of the value of the NGLs extracted and sold by Monarch, based on a set liquids recovery percentage, and the amount received from the sale of the residue gas, after deducting a fixed volume for fuel, lost and unaccounted for gas. The Company produced approximately 1.4 MMBoe of natural gas and NGLs for the year ended December 31, 2014, from the properties that became subject to the Monarch agreement. During the year ended December 31, 2014, the Company recognized $37.0 million of revenue associated with the aforementioned natural gas and NGL production. Effective May 1, 2015, the rights to gather natural gas under the sale and purchase agreement transferred from Monarch to Enable Midstream Partners LP, (“Enable”), an unaffiliated third-party. Prior to closing of the transfer of these rights, the Company produced approximately 1.0 MMBoe of natural gas and NGLs for the year ended December 31, 2015 from the properties that became subject to the Monarch agreement for which the Company recognized $10.6 million of revenue. The revenue, for all years mentioned, is recorded in Oil and gas sales on the Company’s Consolidated Statement of Operations. The initial term of the agreement, which remains unchanged by the transfer to Enable, runs for 10 years from the effective date of September 1, 2013.

At the time the Company entered into the 2013 Monarch agreement, Metalmark Capital owned approximately 81% of the outstanding equity interests of Monarch. In addition, Metalmark Capital beneficially owns in excess of five percent of the Company’s outstanding equity interests and two of our former directors, Howard I. Hoffen and Gregory D. Myers, are managing directors of Metalmark Capital and were directors at the time the Company entered into the 2013 Monarch agreement.

In connection with the Company’s entering into the 2013 Monarch agreement, Monarch issued to JEH equity interests in Monarch, having an estimated fair value of $15.0 million, in return for marketing services to be provided throughout the term of the agreement. The Company recorded this amount as deferred revenue which is being amortized on an estimated units-of-production basis commencing in September 2013, the first month of product sales to Monarch. During the years ended December 31, 2017, 2016 and 2015, the Company amortized $1.9 million, $2.4 million, and $2.0 million, respectively, of the deferred revenue balance. This revenue is recorded in Other revenues on the Company’s Consolidated Statement of Operations.

Following the issuance of $15.0 million Monarch equity interests to JEH, JEH assigned $2.4 million of the equity interests to Jonny Jones, the Company’s Chairman of the Board of Directors, and reserved $2.6 million of the equity interests for future distribution through an incentive plan to certain of the Company’s officers, including Mike McConnell and Robert Brooks. The remaining $10.0 million of Monarch equity interests was distributed to certain of the Class B shareholders, which included, among others, Metalmark Capital, the Jones family entities, and certain of the Company’s officers and directors, including Jonny Jones and Mike McConnell. As of December 31, 2017, equity interests in Monarch of $0.4 million are included in Other assets on the Company’s Consolidated Balance Sheet. During the years ended December 31, 2017, 2016 and 2015, equity interests of $0.3 million, $0.6 million, and $0.8 million, respectively, were distributed to management under the incentive plan. The Company recognized expense of $0.4 million, $0.5 million, and $0.5 million during the years ended December 31, 2017, 2016 and 2015, respectively, in connection with the incentive plan.

In September 2014, the Company signed a 10-year oil gathering and transportation agreement with Monarch Oil Pipeline LLC, pursuant to which Monarch Oil Pipeline LLC built, at its expense, a new oil gathering system and connected the gathering system to dedicated Company leases in Texas. At the time the Company entered into the agreement, Metalmark Capital owned the majority of the outstanding equity interests of Monarch Oil Pipeline LLC and/or its parent. The system began service during the fourth quarter of 2015 and provides connectivity to both a regional refinery market as well as the Cushing market hub. The Company incurred gathering fees, which were paid to Monarch Oil Pipeline LLC, of $2.3 million, $2.7 million and $0.4 million associated with the approximately 1.1

MMBoe, 1.3 MMBoe and 0.2 MMBoe of oil production transported under the agreement for the years ended December 31, 2017, 2016 and 2015, respectively. These costs are recorded as an offset to Oil and gas sales in the Company’s Consolidated Statement of Operations. The aforementioned production was recognized as Oil and gas sales on the Company’s Consolidated Statement of Operations at the time it was sold to the purchasers, who are unaffiliated third-parties, after passing through the gathering and transportation system. The audit committee of the Board of Directors reviewed and approved the terms of the agreement with Monarch Oil Pipeline LLC.

In May 2015, the Company received a $0.7 million cash distribution associated with its equity interests in Monarch, which was accounted for following the cost method. The initial cash distribution from Monarch was treated as dividend income and is recorded in Other income (expense).

JVL Standstill Agreement

On August 25, 2016, the Company issued 24,150,000 Class A Shares pursuant to an underwritten public offering at $2.77 per share. Affiliates of JVL Advisors, L.L.C. (“JVL”), who owns more than 5% of a class of voting securities of the Company, purchased 9,025,270 Class A Shares in the offering, for gross proceeds to the Company of $25.0 million, before underwriting discounts and commissions of $1.1 million.

Following its purchase in the offering, JVL owned in excess of 15% of our outstanding voting stock. As a result, the Company entered into a letter agreement with JVL (the “JVL Letter Agreement”) in connection with the offering. The JVL Letter Agreement approved, pursuant to Section 203 of the Delaware General Corporation Law (“Section 203”), the purchase of Class A Shares in the offering by JVL. This approval resulted in JVL not being subject to the restrictions on “business combinations” contained in Section 203. In consideration of such approval, JVL agreed that, among other things:

•	it will not acquire any material assets of the Company;
•

it will not become the owner of more than 19.9% of the Company’s outstanding voting stock (other than as a result of actions taken solely by the Company) without the prior approval of the Company’s independent directors who are not affiliated with JVL; and

•	it will not engage in any “business combination” (as defined in the JVL Letter Agreement).

On May 3, 2017, the Company amended and restated its registration rights agreement dated August 29, 2013 (as amended and restated, the “Restated Registration Rights Agreement”) to add JVL as a party in order to facilitate an orderly distribution of JVL’s Class A Shares in the future, a copy of which was filed on the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2017.

Purchases of Senior Secured First Lien Notes

On February 14, 2018, Jones Energy Holdings, LLC and Jones Energy Finance Corp. issued $450.0 million 9.25% senior secured first lien notes due 2023 (the “2023 First Lien Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended, at an offering price equal to 97.526% of par. One or more affiliates of Q Investments, an affiliate of one of our principal stockholders and an affiliate of the employer of Scott McCarty, one of our directors, purchased an aggregate of $45.0 million of the 2023 First Lien Notes at the issue price.

Letter Agreement with Q Investments

On February 5, 2018, in connection with the appointment of Scott McCarty to the Board, an affiliate of Q Investments delivered an Acknowledgement and Stipulation pursuant to which Q Investments and its affiliates agreed not to (i) effect, seek or propose (whether publicly or otherwise) to effect or participate in any solicitation of proxies or consents to vote any securities of the Company or any of its subsidiaries, including soliciting consents or taking other action with respect to calling of a special meeting of the stockholders of the Company or any of its subsidiaries or engaging in a withhold vote campaign and (ii) otherwise act, alone or in concert with others, to seek representation on the Board or any governing body of a subsidiary of the Company. The obligations set forth above remain in effect until the day following the Annual Meeting.

Procedures for Approval of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•	any person who is known by us to be the beneficial owner of more than 5% of our Class A Shares;
•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother‑in‑ law, father‑in‑law, son‑in‑law, daughter‑in‑law, brother‑in‑law or sister‑in‑law of a director, executive officer or a beneficial owner of more than 5% of our Class A Shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A Shares; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board has adopted a written related party transactions policy, which can be accessed on our website at www.jonesenergy.com in the Corporate Governance Documents tab of the Investor Relations section. Pursuant to this policy, our audit committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Class A Shares and Class B Shares as of March 27, 2018 by:

•	each person known by us to be a beneficial owner of more than 5% of the stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all of our Class A Shares shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 92,030,282 Class A Shares and 9,627,821 Class B Shares outstanding on March 27, 2018. Unless otherwise indicated, the address for each holder listed below is c/o Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746.

Name	Number of Class A Shares Beneficially Owned(1)	Percent of Class A Shares Beneficially Owned(2) (%)	Combined Voting Power(3) (%)
Five Percent Stockholders
JVL Advisors, L.L.C.(4)	17,868,330	19.4%	17.6%
Metalmark Capital Partners(5)	13,109,940	13.6%	12.9%
Jones Family Entities(6)	12,252,734	12.6%	12.1%
Q Global Capital Management, L.P.(7)	7,514,819	7.9%	7.2%
Fir Tree Capital Management, L.P.(8)	6,143,787	6.7%	6.0%
Morgan Stanley Capital Services, LLC(9)	6,094,486	6.6%	6.0%
Directors and Named Executive Officers
Jonny Jones(10)	12,252,734	12.6%	12.1%
Mike S. McConnell(11)	1,287,674	1.4%	1.3%
Robert J. Brooks	177,877	*	*
Alan D. Bell(12)	122,034	*	*
Halbert S.Washburn(12)	122,034	*	*
John V. Lovoi(13)	17,868,330	19.4%	17.6%
Paul B. Loyd Jr.(14)	―	*	*
Scott McCarty(15)	―	*	*
Directors and current executive officers as a group (nine total)	31,325,488	32.1%	30.8%

*Less than one percent

(1)

Includes Class B Shares owned by certain of these individuals and entities that, subject to the terms of an exchange agreement (the “Exchange Agreement”), are, together with an equivalent number of JEH LLC Units, exchangeable at any time and from time to time for Class A Shares on a one‑for‑one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. The table assumes all such Class B  Shares are fully vested. Also includes shares of Series A Preferred Stock owned by certain of these individuals and entities that are convertible, at the holder’s option at any time, at a rate of 17.0683 Class A Shares for each share of Series A Preferred Stock after adjusting the conversion ratio for the effects of the Special Stock Dividend declared on March 3, 2017, subject to further specified adjustments and limitations as set forth in the certificate of designations for the Series A Preferred

Stock. The table assumes all such shares of Series A Preferred Stock are converted for purposes of determining the number of Class A Shares beneficially owned.
(2)

The Class A Shares to be issued upon the exchange of Class B Shares that are currently exchangeable pursuant to the terms of the Exchange Agreement or upon the conversion of shares of Series A Preferred Stock pursuant to the terms of the certificate of designations relating to the Series A Preferred Stock are deemed to be outstanding and beneficially owned by the person holding the Class B Shares and/or shares of Series A Preferred Stock for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by each person, we have assumed that only such person exchanged Class B Shares and/or converted shares of Series A Preferred Stock for Class A Shares and that no other person made a similar exchange or conversion.

(3)

Represents percentage of voting power of the Class A Shares and Class B Shares of Jones Energy voting together as a single class. The Class A Shares to be issued upon the conversion of shares of Series A Preferred Stock pursuant to the terms of the certificate of designations relating to the Series A Preferred Stock are deemed to be outstanding and beneficially owned by the person holding shares of shares of Series A Preferred Stock for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by each person, we have assumed that only such person converted shares of Series A Preferred Stock for Class A Shares and that no other person made a similar conversion.

(4)

Based on information obtained from the Form 13F filed by JVL Advisors L.L.C. (“JVL”) with the SEC on February 13, 2018. According to this report, JVL’s business address is 10,000 Memorial Drive, Suite 550, Houston, Texas 77024.

(5)

Includes Class A Shares and Class B Shares beneficially owned by Metalmark Capital II LLC indirectly through each of MCP II (Cayman) AIF Jones Intermediate LLC, MCP II Jones Intermediate LLC, MCP II (TE) AIF Jones Intermediate LLC, MCP II Co‑Investment Jones Intermediate LLC, MCP (C) II Jones Intermediate LLC and MCP II Executive Fund Jones Intermediate LLC (collectively, “Metalmark Capital Partners”). Metalmark Capital Partners’ principal address is 1177 Avenue of the Americas, 40th Floor; New York, NY 10036; Attention: Gregory D. Myers.

(6)

Of these shares, 5,424,391 are held by various entities of which Jones Energy Management, LLC or JET 3 GP, LLC is the general partner. Jonny Jones has voting power over all such shares in his capacity as Manager of Jones Energy Management, LLC and Managing Member of JET 3 GP, LLC. Jonny Jones and Jon Rex Jones each indirectly own 50% of Jones Energy Management, LLC. Jonny Jones indirectly owns 100% of JET 3 GP, LLC. Family members or other current or former officers or employees of Jones Energy have direct or indirect ownership interests in the Jones Family Entities and have the right to cause their pro rata portion of the Class B Shares held by the Jones Family Entities to be exchanged for Class A Shares and distributed to them. Jonny Jones disclaims beneficial ownership of the Class B Shares held by the Jones Family Entities except to the extent of his pecuniary interest therein. If all Class B Shares held by the Jones Family Entities were distributed to the individuals or entities that hold direct or indirect ownership interests in them, Jonny Jones would beneficially own 3,335,291 Class B Shares (34.6% of the Class B Shares) and 2,617,751 Class A Shares representing a 5.9% combined voting power. 1,659,039 Class B Shares would be deemed to be beneficially owned by both Jonny Jones and Jon Rex Jones. Indirect ownership of 639,825 of the Class A Shares and 125,026 of the Class B Shares have been pledged from one Jones Family Entity to another for estate planning purposes. Each of the Jones Family Entities party to those pledges is ultimately owned by Jonny Jones. Of the remaining shares, 1,450,005 shares reported in this column are held by a Jones Family Entity in which Jonny Jones has a pecuniary interest but no voting or dispositive power and 2,760,587 shares reported in this column are deemed to be beneficially owned as a result of the irrevocable proxies to vote such Class A Shares granted by Debora Lynn Jones Trust V, Julie Ann Jarvis Trust V, Jon Rex Jones Loyal Trust, and Stephen Martin Jones Trust V. Each of the Jones Family Entities disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interests therein. The address for the Jones Family Entities is JRJ Management Company, LLC, 807 Las Cimas Parkway, Suite 245, Austin, TX 78746.
(7)

Based on information obtained from the Schedule 13D filed by Q Global Capital Management, L.P., and on behalf of Q5-R5 Trading Ltd. pursuant to an investment management agreement (collectively, “QGCM”) with the SEC on February 14, 2018. Includes 2,669,403 Class A Shares issuable as of March 27, 2018 upon the conversion of 156,395 shares of Series A Preferred Stock beneficially owned by QGCM. In addition to the Class A Shares reported on Schedule 13D are 151,839 Class A Shares received on February 15, 2018 from the Company’s Series A Preferred Stock dividend paid in Class A Shares. According to this report, QGCM’s primary business address is 301 Commerce Street, Suite 3200, Fort Worth, Texas 76102.

(8)

Based on information obtained from the Form 13F filed by Fir Tree Capital Management LP (“Fir Tree”) with the SEC on February 14, 2018. According to this report, Fir Tree’s primary business address is 55 West 46th Street, 29th Floor, New York, NY 10036.

(9)

Based on information obtained from the Schedule 13G filed by Morgan Stanley and its wholly-owned subsidiary Morgan Stanley Capital Servics LLC with the SEC on February 12, 2018. According to this report, Morgan Stanley shares voting and dispositive power with respect to these shares and its primary business address is 1585 Broadway, New York, NY, 10036.

(10)

Of these shares, 5,424,391 are held by various entities of which Jones Energy Management, LLC or JET 3 GP, LLC is the general partner. Jonny Jones has voting power over all such shares in his capacity as Manager of Jones Energy Management, LLC and Managing Member of JET 3 GP, LLC. Jonny Jones and Jon Rex Jones each indirectly own 50% of Jones Energy Management, LLC. Jonny Jones indirectly owns 100% of JET 3 GP, LLC. Family members or other current or former officers or employees of Jones Energy have direct or indirect ownership interests in the Jones Family Entities and have the right to cause their pro rata portion of the Class B Shares held by the Jones Family Entities to be exchanged for Class A Shares and distributed to them. Jonny Jones disclaims beneficial ownership of the Class B Shares held by the Jones Family Entities except to the extent of his pecuniary interest therein. If all Class B Shares held by the Jones Family Entities were distributed to the individuals or entities that hold direct or indirect ownership interests in them, Jonny Jones would beneficially own 3,335,291 Class B Shares (34.6% of the Class B Shares) and 2,617,751 Class A Shares representing a 5.9% combined voting power. 1,659,039 Class B Shares would be deemed to be beneficially owned by both Jonny Jones and Jon Rex Jones. Indirect ownership of 639,825 of the Class A Shares and 125,026 of the Class B Shares have been pledged from one Jones Family Entity to another for estate planning purposes. Each of the Jones Family Entities party to those pledges is ultimately owned by Jonny Jones. Of the remaining shares, 1,450,005 shares reported in this column are held by a Jones Family Entity in which Jonny Jones has a pecuniary interest but no voting or dispositive power and 2,760,587 shares reported in this column are deemed to be beneficially owned as a result of the irrevocable proxies to vote such Class A Shares granted by Debora Lynn Jones Trust V, Julie Ann Jarvis Trust V, Jon Rex Jones Loyal Trust, and Stephen Martin Jones Trust V. Each of the Jones Family Entities disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interests therein. The address for the Jones Family Entities is JRJ Management Company, LLC, 807 Las Cimas Parkway, Suite 245, Austin, TX 78746.

(11)

Of these shares, 583,326 are currently held by the Jones Family Entities, but Mr. McConnell has the right to cause them to be exchanged for Class A Shares and distributed to himself or entities that he controls. The remaining shares are Class A shares held by himself or an entity in which Mr. McConnell has control.

(12)

Messrs. Bell and Washburn were each granted these restricted Class A Shares as compensation for their services as independent directors on our Board, a portion of which has vested as of the date noted above.

(13)	Mr. Lovoi is the Managing Partner of JVL and may be deemed to share beneficial ownership of any shares held by JVL.

(14)	Mr. Loyd is an investor in JVL, but does not have sole or shared voting or dispositive power with respect to any of the shares held by JVL.
(15)	Mr. McCarty is a partner at Q Investments, but does not have sole or shared voting or dispositive power with respect to any of the shares held by QGCM.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of Jones Energy’s stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our executive officers, directors, and greater than 10 percent stockholders to file with the SEC certain reports of ownership and changes in ownership of our Common Stock. Based on a review of the copies of such forms received and written representations from certain reporting persons, we believe that all Section 16(a) reports applicable to our executive officers, directors and greater than 10 percent stockholders were timely filed in 2017.

PROPOSAL TWO:

APPROVAL OF REVERSE STOCK SPLIT

We are seeking stockholder approval for a proposal to adopt an amendment to our Restated Charter to permit us to effect a reverse stock split (the “Reverse Stock Split”) of our issued Class A Shares and Class B Shares by a ratio of not less than 1-for-5 and not more than 1-for-20, such ratio and the implementation and timing of such Reverse Stock Split to be determined at the discretion of our Board.

The form of the amendment to our Restated Charter to effect the Reverse Stock Split is set forth on Appendix A. Approval of the proposal would permit (but not require) our Board to effect the Reverse Stock Split by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be determined by our Board in its sole discretion, provided that the Board must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware no later than May 22, 2019. The exact ratio of the Reverse Stock Split will be determined by the Board prior to the effective time of the split and will be publicly announced by the Company prior to the effective time of the split. We believe that enabling our Board to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the historical trading prices and trading volume of our Class A Shares;
•	listing requirements of the NYSE or other applicable exchange or trading venues;
•	the number of Class A Shares and Class B Shares outstanding;
•

the then-prevailing trading price and trading volume of our Class A Shares and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our Class A Shares;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

Our Board reserves the right to not effect a Reverse Stock Split, including any or all proposed ratios for the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no less than every five and no more than every 20 Class A Shares will be combined into one Class A Share. Pursuant to our Restated Charter, in no event shall the shares of one class be split, divided or combined unless the shares of the other class are proportionately split. As such, an identical number of Class B Shares will be combined into one Class B Share. The amendment to our Restated Charter to effect the Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock of the Company, or the par value of the Company’s common stock or preferred stock. Except for the shares issuable upon the exercise or conversion of outstanding awards under our equity incentive plans and conversion of our preferred stock, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of Common Stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

On March 23, 2018, we were notified by the NYSE that we were no longer in compliance with the NYSE’s continued listing standards because the average closing price of a Class A Share had fallen below $1.00 per share over a period of 30 consecutive trading days. We have a six-month cure period to regain compliance. Within the cure period, we may regain compliance if the closing price per share is $1.00 or higher on the last trading day of a given month, or at the end of the cure period. Additionally, the 30-day average closing price per share must also be $1.00 or higher. If we are unable to regain compliance, the NYSE may initiate procedures to suspend and delist the Class A Shares. We previously received a similar notice on December 26, 2017 but regained compliance on February 1, 2018.

The Reverse Stock Split proposal is part of our plan to regain compliance with the NYSE stock price continued listing requirement. If the price of a Class A Share remains below a level sufficient to maintain NYSE listing through market trading, and assuming stockholders have approved the Reverse Stock Split, we may implement the Reverse Stock Split, utilizing a ratio the Board believes will position us to maintain compliance with the NYSE stock price continued listing requirement or another highly visible, well regarded exchange. If we are not able to regain compliance with the continued listing requirement in the applicable time period, the NYSE will provide written notification that our Class A Shares would be subject to delisting from the NYSE.

The Board is submitting the Reverse Stock Split to stockholders for approval with the primary intent of increasing the price of our Class A Shares to retain our NYSE listing and also to make our Class A Shares more attractive to a broader range of institutional and other investors by restoring our Class A Share price to a normalized level. In addition to increasing the price of our Class A Shares, the Reverse Stock Split would also reduce certain of our costs, such as proxy solicitation fees. Accordingly, for these and other reasons discussed below, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

We believe that the Reverse Stock Split, by increasing our stock price, will make our Class A Shares more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Class A Shares may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per Class A Share can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Class A Shares a more attractive and cost effective investment for many investors.

In addition to increasing the price of our Class A Shares, we believe that a Reverse Stock Split will provide the Company and its stockholders with other benefits. Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Reducing the number of outstanding Class A Shares through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Class A Shares. However, other factors, such as commodity prices for oil and gas, our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A Shares. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Class A Shares will increase following the Reverse Stock Split in proportion to the reduction in the number of shares of our Class A Shares outstanding before the Reverse Stock Split or that the market price of our Class A Shares will not decrease in the future. Accordingly, the total market capitalization of our Class A Shares after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

While we intend to monitor the average closing price of our Class A Shares and consider available options if the Class A Shares do not trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that our Class A Shares will remain listed on the NYSE. If our Class A Shares are delisted from the NYSE, such delisting could negatively affect the market price of our Class A Shares, reduce the number of investors willing to hold or acquire our Class A Shares, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity incentives to our employees, and might negatively impact our reputation and, as a consequence, our business.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of a certificate of amendment to our Restated Charter with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board, in its sole discretion, provided that in no event shall the filling of the certificate of amendment effecting the Reverse Stock Split occur after May 22, 2019.

Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval of this Proposal Two and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Restated Charter to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before May 22, 2019, the Board will be deemed to have abandoned the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of every five and a maximum of every 20 Class A Shares will be combined into one new Class A Share. Similarly, an identical number of Class B Shares will be combined into one new Class B Share. As of March 27, 2018, there were 92,030,282 Class A Shares outstanding held by eighteen stockholders of record and 9,627,821 Class B Shares outstanding held by three stockholders of record. Based on the number of shares outstanding as of March 27, 2018, immediately following the Reverse Stock Split the Company would have approximately 18,406,056 Class A Shares and 1,925,564 Class B Shares issued and outstanding if the ratio for the Reverse Stock Split is 1-for-5 and 4,601,514 Class A Shares and 481,391 Class B Shares issued and outstanding if the ratio for the Reverse Stock Split is 1-for-20. Any other ratio selected within such range would result in a number of Class A Shares issued and outstanding of between 18,406,056 and 4,601,514 shares and a number of Class B Shares issued and outstanding of between 1,925,564 and 481,391 shares.

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by the Board.

The Reverse Stock Split will affect all holders of our Class A Shares uniformly and all holders of our Class B Shares uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 Class A Shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our Class A Shares will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Effect of the Reverse Stock Split on Holders of our Series A Preferred Stock

Each share of Series A Preferred Stock is convertible, at the holder’s option at any time, into approximately 17.0683 Class A Shares, subject to adjustment. If the Board elects to proceed with the Reverse Stock Split, the conversion rate will be adjusted based on a ratio of the number of Class A Shares outstanding immediately after the Reverse Stock Split to the number of Class A Shares outstanding immediately before the Reverse Stock Split, with such adjustment to take effect immediately after 9:00 a.m., New York City time, on the effective date of the Reverse Stock Split. If the Board elects the 1-for-5 ratio and assuming the number of Class A Shares outstanding on the Record Date does not change, the new conversion rate would be 3.4137. If the Board elects the 1-for-20 ratio and assuming the number of Class A Shares outstanding on the Record Date does not change, the new conversion rate would be 0.8534. Any other ratio selected within such range would result in a conversion ratio of between 3.4137 and 0.8534.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of our Class A Shares or Class B Shares under our Restated Charter. Because the number of issued Class A Shares and Class B Shares will decrease as a result of the Reverse Stock Split, the number of Class A Shares and Class B Shares available for issuance will increase. Currently, we are authorized to issue up to a total of 850,000,000 shares of capital stock, comprising 600,000,000 Class A Shares, 150,000,000 Class B Shares and 100,000,000 shares of preferred stock. Except for the shares issuable upon the exercise or conversion of outstanding awards under our equity incentive plans and conversion of our preferred stock, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of Common Stock.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

For purposes of implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Common Stock, because the exchange will be automatic.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent, American Stock Transfer & Trust Company, LLC. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, the transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our common stock resulting from the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent, customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our transfer agent.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our Common Stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the average of the high and low trading prices of our Common Stock on the New York Stock Exchange during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Equity Incentive Plans and Awards

Pursuant to the various instruments governing our then outstanding equity awards, in connection with any Reverse Stock Split, the Board will reduce the number of shares of Common Stock issuable upon the exercise of such awards in proportion to the ratio of the Reverse Stock Split. In connection with such proportionate adjustments, the number of shares of Common Stock issuable upon exercise or conversion of outstanding awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

Accounting Matters

The amendment to our Restated Charter will not affect the par value of our Common Stock per share, which will remain $0.001 per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of common stock outstanding. The stated capital attributable to Common Stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. Further, reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers or trades in securities or currencies, stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar.

In addition, the following discussion does not address the U.S. federal estate and gift tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock held immediately after the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of Common Stock held immediately before the Reverse Stock Split (reduced by the amount of such basis that is allocated to any fractional share of our Common Stock). The U.S. Holder’s holding period in the shares of Common

Stock held immediately after the Reverse Stock Split should include the holding period in the shares of Common Stock held immediately before the Reverse Stock Split. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year.

No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish on applicable Internal Revenue Service forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF OUR RESTATED CHARTER TO EFFECT THE REVERSE STOCK SPLIT DESCRIBED ABOVE.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has determined to engage PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for fiscal years ended December 31, 2017 and December 31, 2016.

The Board requests stockholder approval of the following resolution adopted by the Audit Committee and the Board.

“RESOLVED, that PricewaterhouseCoopers LLP is hereby selected as the independent public accounting firm of the Corporation for the year ending December 31, 2018, and such selection be hereby approved and ratified as of the date hereof.”

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS JONES ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Board that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2018 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing prior to the Annual Meeting. The representatives may also make a statement if they desire to do so.

PRICEWATERHOUSECOOPERS LLP FEES FOR FISCAL YEARS 2017 AND 2016

	2017	2016
Audit Fees(1)	$1,371,353	$1,426,200
Audit‑Related Fees(2)	55,400	5,500
Tax Fees(3)	—	—
All Other Fees(4)	2,273	2,242
Total:	$1,429,026	$1,433,942

(1)

“Audit Fees” represents fees for professional services provided in connection with the audits of the Jones Energy’s annual financial statements included in its Annual Reports on Form 10‑K and reviews of the interim financial statements. In addition, “Audit Fees” includes work associated with comfort letters issued in conjunction with public filings by Jones Energy.

(2)

“Audit‑Related Fees” represents fees for professional services rendered in connection with audit work unrelated to the primary financial statements of Jones Energy and its subsidiaries and consultations related to the impact of new accounting pronouncements.

(3)	“Tax Fees” represents fees associated with tax services rendered for income tax planning and compliance, and sales, use and excise tax matters.
(4)

“All Other Fees” represents other consulting services, including license fees for access to informational databases maintained by PricewaterhouseCoopers LLC. The Audit Committee has concluded that these services are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The charter of the Audit Committee and its pre‑approval policy require that the Audit Committee pre‑approve all auditing services, internal control‑related services and permitted non‑audit services (including the fees and terms thereof) to be performed for the Company by PricewaterhouseCoopers LLP, subject to such exceptions for non‑audit services as permitted by applicable laws and regulations. The Committee may, when it deems appropriate, form and delegate this authority to a subcommittee consisting of one or more Committee members for purposes of this review and pre‑approval. For the years ended December 31, 2017 and 2016, the Audit Committee pre‑approved 100% of the services described above opposite the captions “Audit Fees,” “Audit‑Related Fees,” “Tax Fees” and “All Other Fees.”

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also recommend persons for nomination or nominate persons to be directors, subject to the formal procedures that have been established under our Bylaws. Our Bylaws are available in our SEC filings which can be accessed on our website at www.jonesenergy.com under the Corporate Governance tab in the Investor Relations section. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to Jones Energy.

Proposals for 2019 Annual Meeting

Pursuant to rules promulgated by the SEC, any proposals of stockholders of our company intended to be presented at the 2019 annual meeting of stockholders and included in our Proxy Statement and form of proxy relating to that meeting must be received at our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, no later than December [   ], 2018. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a‑8 of the General Rules and Regulations under the Exchange Act.

If you wish to present a stockholder proposal at the 2019 annual meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a‑8 of the Exchange Act, you must follow the procedures outlined in Section 2.9(c) of our Bylaws. These procedures include the requirement that your proposal must be delivered to Jones Energy’s Corporate Secretary at the address shown on the cover page of this proxy statement not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2019 annual meeting of stockholders. For a proposal of business to be considered at the 2019 annual meeting of stockholders, a stockholder’s notice should be properly submitted to our Corporate Secretary at our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, no later than February 21, 2019, but not earlier than January 22, 2019.

Nominations for 2019 Annual Meeting

If you wish to recommend to the Board’s Nominating Committee the nomination of a person for election to the Board, you must follow the procedures outlined in Section 3.5(a) of our Bylaws.

These procedures include the requirement that your nominations must be delivered to Jones Energy’s Corporate Secretary at the address shown on the cover page of this proxy statement not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2018 annual meeting of stockholders. If the number of directors to be elected to the Board at the 2018 annual meeting of stockholders is increased and there is no prior notice or public disclosure by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the anniversary date of the Annual Meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our principal executive offices not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. For a nomination to be considered at the 2019 annual meeting of stockholders, a stockholder’s notice should be properly submitted to our Corporate Secretary at our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, no later than February 21, 2019, but not earlier than January 22, 2019.

SOLICITATION AND MAILING OF PROXIES

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out‑of‑pocket expenses incurred. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

If a stockholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Annual Meeting by the individual or individuals representing such stockholder.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual stockholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except as necessary to meet legal requirements.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Austin, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and Proxy Statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or Proxy Statement in the future, or if any such beneficial stockholder that receives separate annual reports or Proxy Statements wishes to receive a single annual report or Proxy Statement in the future, that stockholder should contact their broker or send a request to our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, Attn: Corporate Secretary. We will deliver, promptly upon written request to the Corporate Secretary, a separate copy of the 2017 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1‑800‑SEC‑0330 for further information on the public reference room and its copy charges. We maintain a website at www.jonesenergy.com, where we post our SEC filings.

You may request copies of our filings, including any documents incorporated by reference in this Proxy Statement as described below, without charge, by calling our Investor Relations representative at 512.493.4834 or write to Investor Relations, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746.

If you would like to request documents from us, please do so at least ten business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.

You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Proxy Statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2018 ANNUAL MEETING

As of the date of this Proxy Statement, our Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Jonny Jones
Founder and Chairman of the Board

Austin, Texas

[   ], 2018

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JONES ENERGY, INC.

The undersigned officer of Jones Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Jones Energy, Inc.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this certificate of amendment to the amended and restated certificate of incorporation of the Corporation, (i) each [__] shares of the Corporation’s Class A common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Class A common stock, par value $0.001 per share, and (ii) each [__] shares of the Corporation’s Class B common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Class B common stock, par value $0.001 per share, in each case, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”) shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [        ] day of [            ], 2018.

JONES ENERGY, INC.

By: __________________________
Name:
Title:

A-1

APPENDIX B

FORM OF PROXY CARD

JONES ENERGY, INC. Annual Meeting of Stockholders May 22, 2018 9:30 AM Central Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Jeff Tanner and Robert Brooks, and each of them, as proxies, with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all of the shares of Common Stock of JONES ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2018, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WlLL BE VOTED AS DlRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WlLL VOTE “FOR ALL” ON THE ELECTION OF DIRECTOR NOMINEES, “FOR” PROPOSALS 2 AND 3 AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 22, 2018. The Proxy Statement and our 2017 Annual Report to Stockholders are available at: http://www.viewproxy.com/jonesenergy/2018

Please mark your votes like this  The Board of Directors recommends you vote FOR the following proposal: FORAGAINST ABSTAIN The Board of Directors recommends you vote FOR the following proposal: 1. ELECTION OF CLASS II DIRECTORS Nominees: 01 Mr. Mike S. McConnell 02 Mr. Halbert S. Washburn 2. The approval of an amendment to our Amended and Restated Certificate of Incorporation to permit us to effect a reverse stock split of our Class A common stock and Class B common stock of not less than 1-for-5 and not more than 1-for-20, such ratio and the implementation and timing of such reverse stock split to be determined at the discretion of our Board of Directors. FOR ALL  WITHHOLD FOR ALL  FOR ALL EXCEPT  INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: FORAGAINST ABSTAIN 3. The ratification of the appointment of PricewaterhouseCoopers LLP as our  independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. I plan on attending the meeting  Date: Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)  CONTROL NUMBER Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/JONE Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)